Exhibit 8.1

Concord Medical Services Holdings Ltd. (Cayman)

subsidiary

Outside PRC Mainland
Ascendium Group Limited

Cyber Medical Network Limited

China Medical Services Holdings Limited

Our Medical Services Ltd.

CONCORD MEDICAL SERVICES (INTERNATIONAL) Pte. Ltd.

King Cheers Holdings Limited

US PROTON THERAPY HOLDINGS LIMITED (BVI)

US PROTON THERAPY HOLDINGS LIMITED(Delaware)

Medstar Overseas Limited(BVI)

CCM (HONG KONG)MEDICAL INVESTMENTS LIMITED

CMS Radiotherapy Holdings Limited

Allcure Medical Holdings Limited (BVI)

Global Medical Imaging (HongKong) Ltd

Fortis Healthcare Singapore Pte. Ltd.

PRC Mainland

CMS Hospital Management Co., Ltd.

Beijing Yundu Internet Technology Co., Ltd

Tianjin Kangmeng Radiology Equipment Management Co., Ltd.

Medstar (Shanghai) Leasing Co., Ltd.

Shenzhen Aohua Medical Technology & Services Ltd.

Guangzhou Concord Medical Cancer Hospital Co., Ltd.

Guangzhou Jinkangshenyou Investment Co., Ltd.

Beijing Jinweiyikang Technology Co., Ltd.

Shenzhen Concord Medical Investment Ltd.

Shanghai Concord Oncology Hospital Ltd.

Datong Meizhong Jiahe Cancer Center

Beijing Allcure Medical Technology Ltd.